Exhibit 99.1

TD SYNNEX Reports Third Quarter Fiscal 2021 Results

Fremont, CA and Clearwater, FL, September 28, 2021 – TD SYNNEX (NYSE: SNX) today announced financial results for legacy SYNNEX for the fiscal third quarter ended August 31, 2021.

	Q3 FY21	Q3 FY20	Net change
Revenue ($M)	$5,207	$5,306	-1.9%
Operating income ($M)	$148.2	$132.4	12.0%
Non-GAAP operating income ($M)(1)	$168.2	$148.6	13.2%
Operating margin	2.85%	2.49%	36 bps
Non-GAAP operating margin(1)	3.23%	2.80%	43 bps
Income from continuing operations	$94.7	$85.7	10.5%
Non-GAAP income from continuing operations(1)	$111.9	$97.2	15.1%
Diluted earnings per common share ("EPS") from continuing operations	$1.81	$1.65	9.7%
Non-GAAP Diluted EPS from continuing operations(1)	$2.14	$1.88	13.8%

“Results were consistent with expectations as ongoing industry-wide supply chain shortages led to a slight year-over-year revenue decline for legacy SYNNEX in the fiscal third quarter,” said Marshall Witt, CFO of TD SYNNEX. “Despite these challenges, our team once again executed flawlessly, focusing on optimizing our core business and increasing our value-added services and products leading to improved margin performance.”

Fiscal 2021 Third Quarter Highlights

•

Revenue was $5.2 billion, down 1.9% from the prior fiscal third quarter. Operating income was $148 million, compared to $132 million, in the prior fiscal third quarter. Non-GAAP operating income was $168 million, in fiscal year third quarter 2021, compared to $149 million, in the prior fiscal third quarter.

•	The trailing fiscal third quarter Return on Invested Capital (“ROIC”) was 17.5% compared to 12.5% in the prior fiscal year third quarter. The adjusted trailing fiscal third quarter ROIC was 18.4%.

•	Cash used in operations was $56 million for the quarter.

•	Prior period financial results of Concentrix (earlier “customer experience services” business of SYNNEX) are excluded from income from continuing operations and presented as discontinued operations.

“Since our merger closed, the team has been hard at work, focused on a robust, consistent and superior experience for our customers and vendors,” said Rich Hume, CEO of TD SYNNEX. “Our role in the IT industry continues to increase in importance, and we are well positioned to raise the bar on the value we provide all our partners. We are energized by the opportunities ahead of us as we integrate our companies, combine our line card and expand our geographic presence.”

Fourth Quarter Fiscal 2021 Outlook

The following statements are based on TD SYNNEX’ current expectations for the fiscal 2021 fourth quarter for the combined company. Non-GAAP financial measures exclude the impact of the transaction-related and integration expenses, amortization of intangible assets, share-based compensation, purchase accounting adjustments, and the related tax effects thereon. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $15 billion to $16 billion.

•	Net income is expected to be in the range of $38 million to $106 million and on a non-GAAP basis, net income is expected to be in the range of $242 million to $272 million.

•

Diluted earnings per share is expected to be in the range of $0.39 to $1.09 and on a non-GAAP basis, diluted earnings per share is expected to be in the range of $2.50 to $2.80, based on estimated outstanding diluted weighted average shares of 96.2 million.

Dividend

TD SYNNEX announced today that its Board of Directors declared a quarterly cash dividend of $0.20 per common share. The dividend is payable on October 29, 2021 to stockholders of record as of the close of business on October 15, 2021.

Conference Call and Webcast

TD SYNNEX will host a conference call today to discuss the fiscal 2021 third quarter results at 6:00 AM (PT)/9:00 AM (ET).

A live audio webcast of the earnings call will be accessible at ir.synnex.com and a replay of the webcast will be available following the call.

About SYNNEX

TD SYNNEX (NYSE: SNX) is a leading global distributor and solutions aggregator for the IT ecosystem. We’re an innovative partner helping more than 150,000 customers in 100+ countries to maximize the value of technology investments, demonstrate business outcomes and unlock growth opportunities. Headquartered in Clearwater, Florida, and Fremont, California, TD SYNNEX’ 22,000 co-workers are dedicated to uniting compelling IT products, services and solutions from 1,500+ best-in-class technology vendors. Our edge-to-cloud portfolio is anchored in some of the highest-growth technology segments including cloud, cybersecurity, big data/analytics, IoT, mobility and everything as a service. TD SYNNEX is committed to serving customers and communities, and we believe we can have a positive impact on our people and our planet, intentionally acting as a respected corporate citizen. We aspire to be a diverse and inclusive employer of choice for talent across the IT ecosystem. For more information, visit TDSYNNEX.com.

(1)Use of Non-GAAP Financial Information

In addition to the financial results presented in accordance with GAAP, TD SYNNEX also uses adjusted selling, general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP income from continuing operations, non-GAAP net income, and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude transaction-related and integration expenses, the amortization of intangible assets, share-based compensation expense and the related tax effects thereon. The Company also uses adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) which excludes other income (expense), net, transaction-related and integration expenses and income from discontinued operations. In prior periods, SYNNEX has excluded other items relevant to those periods for purposes of its non-GAAP financial measures.

Transaction-related expenses typically consist of acquisition, integration, and divestiture related costs and are expensed as incurred. These expenses primarily represent costs for legal, banking, consulting and advisory services, and debt extinguishment fees.  From time to time, this category may also include transaction-related gains/losses on divestitures/spin-off of businesses.

TD SYNNEX’ acquisition activities have resulted in the recognition of intangible assets which consist primarily of customer relationships and vendor lists. Definite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s statements of operations. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the Company’s products and the services performed for the Company’s clients. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets, along with the other non-GAAP adjustments which neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.

Share-based compensation expense is a non-cash expense arising from the grant of equity awards to employees based on the estimated fair value of those awards. Although share-based compensation is an important aspect of the compensation of our employees, the fair value of the share-based awards may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards and the expense can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Given the variety and timing of awards and the subjective assumptions that are necessary when calculating share-based compensation expense, TD SYNNEX believes this additional information allows investors to make additional comparisons between our operating results from period to period.

Additionally, TD SYNNEX refers to revenue at constant currency or adjusting for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of TD SYNNEX’ business performance. Financial results adjusted for currency are calculated by translating current period activity in the transaction currency using the comparable prior year periods’ currency conversion rate. Generally, when the dollar either strengthens or weakens against other currencies, revenue at constant currency rates or adjusting for currency will be higher or lower than revenue reported at actual exchange rates.

Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings (excluding book overdraft) and equity, net of surplus cash. Adjusted ROIC is calculated by excluding the tax effected impact of non-GAAP adjustments from operating income and by excluding the cumulative tax effected impact of current and prior period non-GAAP adjustments on equity.

TD SYNNEX also uses free cash flow, which is cash flow from operating activities, reduced by purchases of property and equipment. TD SYNNEX uses free cash flow to conduct and evaluate its business because, although it is similar to cash flow from operations, TD SYNNEX believes it is an additional useful measure of cash flows since purchases of fixed assets are a necessary component of ongoing operations. Free cash flow reflects an additional way of viewing TD SYNNEX’ liquidity that, when viewed with its GAAP results, provides a more complete understanding of factors and trends affecting its cash flows. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions. Therefore, TD SYNNEX believes it is important to view free cash flow as a complement to its entire consolidated statements of cash flows.

TD SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of TD SYNNEX’ operational results and trends that more readily enable investors to analyze TD SYNNEX’ base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with TD SYNNEX’ consolidated financial statements prepared in accordance with GAAP. A reconciliation of TD SYNNEX’ GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.

Safe Harbor Statement

Statements in this news release regarding TD SYNNEX that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding strategies and objectives of TD SYNNEX for future operations; our expectations and outlook for the fiscal 2021 fourth quarter as to revenue, net income, non-GAAP net income, diluted earnings per share, non-GAAP diluted earnings per share, outstanding diluted weighted average shares, and the anticipated benefits of the non-GAAP financial measures.

The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: the unfavorable outcome of any legal proceedings that have been or may be instituted against us; the ability to retain key personnel; general economic conditions and any weakness in information technology and consumer electronics spending; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-

sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; the declaration, timing and payment of dividends, and the Board’s reassessment thereof; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2020 and subsequent SEC filings. Statements included in this press release are based upon information known to TD SYNNEX as of the date of this release, and TD SYNNEX assumes no obligation to update information contained in this press release.

Copyright 2021 SYNNEX CORPORATION. All rights reserved. TD SYNNEX, the TD SYNNEX Logo, and all other TD SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. Other names and marks are the property of their respective owners.

Contacts:

Liz Morali

Investor Relations

510-668-8436

ir@synnex.com

Bobby Eagle

Global Corporate Communications

727-538-5864

bobby.eagle@techdata.com

SYNNEX Corporation

Consolidated Balance Sheets

(currency and share amounts in thousands, except par value)

(Amounts may not add due to rounding)

(unaudited)

	August 31, 2021	November 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$4,050,364	$1,412,016
Accounts receivable, net	2,229,640	2,791,703
Receivables from vendors, net	262,147	286,327
Inventories	2,866,212	2,684,076
Other current assets	195,058	173,940
Current assets of discontinued operations	—	1,421,065
Total current assets	9,603,421	8,769,127
Property and equipment, net	152,293	157,645
Goodwill	425,100	423,885
Intangible assets, net	158,397	186,047
Deferred tax assets	40,134	39,636
Other assets, net	127,636	138,070
Noncurrent assets of discontinued operations	—	3,754,180
Total assets	$10,506,980	$13,468,590

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$8,737	$124,958
Accounts payable	3,222,284	3,751,240
Accrued compensation and benefits	104,387	103,075
Other accrued liabilities	647,855	618,616
Income taxes payable	24,131	46,363
Current liabilities of discontinued operations	—	985,840
Total current liabilities	4,007,393	5,630,092
Long-term borrowings	4,016,449	1,496,700
Other long-term liabilities	130,917	130,296
Deferred tax liabilities	13,931	5,836
Noncurrent liabilities of discontinued operations	—	1,866,807
Total liabilities	8,168,690	9,129,730
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 53,855 and 53,671 shares issued as of August 31, 2021 and November 30, 2020, respectively	54	54
Additional paid-in capital	1,615,688	1,591,536
Treasury stock, 2,550 and 2,538 shares as of August 31, 2021 and November 30, 2020, respectively	(192,316)	(191,216)
Accumulated other comprehensive income (loss)	(156,778)	(194,571)
Retained earnings	1,071,642	3,133,058
Total stockholders' equity	2,338,290	4,338,860
Total liabilities and equity	$10,506,980	$13,468,590

SYNNEX Corporation

Consolidated Statements of Operations

(currency and share amounts in thousands, except per share amounts)

(Amounts may not add due to rounding)

(unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2021	August 31, 2020	August 31, 2021	August 31, 2020
Revenue	$5,207,064	$5,306,361	$16,002,904	$13,858,313
Cost of revenue	(4,894,442)	(5,008,881)	(15,056,539)	(13,031,113)
Gross profit	312,622	297,480	946,365	827,201
Selling, general and administrative expenses	(164,418)	(165,107)	(508,511)	(506,239)
Operating income	148,204	132,373	437,853	320,962
Interest expense and finance charges, net	(26,365)	(19,747)	(71,766)	(59,531)
Other income (expense), net	4,796	25	2,707	(1,004)
Income from continuing operations before income taxes	126,635	112,650	368,794	260,426
Provision for income taxes	(31,931)	(26,953)	(93,165)	(56,023)
Income from continuing operations	94,705	85,697	275,628	204,403
Income from discontinued operations, net of taxes	—	48,767	—	109,605
Net income	$94,705	$134,464	$275,628	$314,008
Earnings per common share:
Basic
Continuing operations	$1.82	$1.67	$5.32	$3.97
Discontinued operations	—	0.95	—	2.13
Net income	$1.82	$2.61	$5.32	$6.10
Diluted
Continuing operations	$1.81	$1.65	$5.27	$3.95
Discontinued operations	—	0.94	—	2.12
Net income	$1.81	$2.60	$5.27	$6.07
Weighted-average common shares outstanding:
Basic	51,275	50,890	51,204	50,851
Diluted	51,766	51,241	51,679	51,172

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(currency in thousands)

(Amounts may not add due to rounding)

	Three Months Ended		Nine Months Ended
	August 31, 2021	August 31, 2020	August 31, 2021	August 31, 2020
Revenue in constant currency
Revenue	$5,207,064	$5,306,361	$16,002,904	$13,858,313
Foreign currency translation	(36,698)		(113,467)
Revenue in constant currency	$5,170,366	$5,306,361	$15,889,437	$13,858,313

	Three Months Ended		Nine Months Ended
	August 31, 2021	August 31, 2020	August 31, 2021	August 31, 2020
Selling, general and administrative expenses
GAAP selling, general and administrative expenses	$164,418	$165,107	$508,511	$506,239
Transaction-related and integration expenses	4,133	1,278	10,068	1,632
Amortization of intangibles	9,386	9,995	28,128	30,130
Share-based compensation	6,509	4,996	18,146	13,221
Adjusted selling, general and administrative expenses	$144,390	$148,838	$452,169	$461,256

	Three Months Ended		Nine Months Ended
	August 31, 2021	August 31, 2020	August 31, 2021	August 31, 2020
Operating income and operating margin
Revenue	$5,207,064	$5,306,361	$16,002,904	$13,858,313

GAAP operating income	$148,204	$132,373	$437,853	$320,962
Transaction-related and integration expenses	4,133	1,278	10,068	1,632
Amortization of intangibles	9,386	9,995	28,128	30,130
Share-based compensation	6,509	4,996	18,146	13,221
Non-GAAP operating income	$168,232	$148,642	$494,195	$365,945

GAAP operating margin	2.85%	2.49%	2.74%	2.32%
Non-GAAP operating margin	3.23%	2.80%	3.09%	2.64%

	Three Months Ended		Nine Months Ended
	August 31, 2021	August 31, 2020	August 31, 2021	August 31, 2020
Adjusted EBITDA
Net income	$94,705	$134,464	$275,628	$314,008
Interest expense and finance charges, net	26,365	19,747	71,766	59,531
Provision for income taxes	31,931	26,953	93,165	56,023
Depreciation	5,633	5,937	16,800	17,650
Amortization of intangibles	9,386	9,995	28,128	30,130
EBITDA	$168,020	$197,096	$485,487	$477,342
Other (income) expense, net	(4,796)	(25)	(2,707)	1,004
Transaction-related and integration expenses	7,258	1,278	13,193	1,632
Share-based compensation	6,509	4,996	18,146	13,221
Income from discontinued operations	—	(48,767)	—	(109,605)
Adjusted EBITDA	$176,991	$154,578	$514,119	$383,594

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(currency and share amounts in thousands, except per share amounts)

(Amounts may not add due to rounding)

(continued)

	Three Months Ended		Nine Months Ended
	August 31, 2021	August 31, 2020	August 31, 2021	August 31, 2020
Income from continuing operations
Income from continuing operations	$94,705	$85,697	$275,628	$204,403
Transaction-related and integration expenses	7,258	1,278	13,193	1,632
Amortization of intangibles	9,386	9,995	28,128	30,130
Share-based compensation	6,509	4,996	18,146	13,221
Income taxes related to the above(1)	(5,933)	(4,741)	(15,191)	(13,501)
Non-GAAP income from continuing operations	$111,925	$97,225	$319,904	$235,885

Diluted earnings per common share ("EPS")(2)
Income from continuing operations	$94,705	$85,697	$275,628	$204,403
Less: income from continuing operations allocated to participating securities	(1,182)	(944)	(3,280)	(2,380)
Income from continuing operations attributable to common stockholders	93,523	84,753	272,348	202,023
Transaction-related and integration expenses attributable to common stockholders	7,168	1,264	13,038	1,614
Amortization of intangibles attributable to common stockholders	9,269	9,885	27,796	29,794
Share-based compensation attributable to common stockholders	6,428	4,941	17,932	13,074
Income taxes related to the above attributable to common stockholders(1)	(5,859)	(4,689)	(15,012)	(13,350)
Non-GAAP income from continuing operations attributable to common stockholders	$110,528	$96,154	$316,102	$233,154

Weighted-average number of common shares - diluted:	51,766	51,241	51,679	51,172

Diluted EPS from continuing operations(2)	$1.81	$1.65	$5.27	$3.95
Transaction-related and integration expenses	0.14	0.02	0.25	0.03
Amortization of intangibles	0.18	0.19	0.54	0.58
Share-based compensation	0.12	0.10	0.35	0.26
Income taxes related to the above(1)	(0.11)	(0.09)	(0.29)	(0.26)
Non-GAAP diluted EPS from continuing operations(2)	$2.14	$1.88	$6.12	$4.56

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(Amounts may not add due to rounding)

(continued)

	Three Months Ended		Nine Months Ended
(Currency in thousands)	August 31, 2021	August 31, 2020	August 31, 2021	August 31, 2020
Free cash flow
Net cash provided by (used in) operating activities [Continuing operations]	$(55,525)	$230,376	$248,791	$1,159,534
Purchases of property and equipment [Continuing operations]	(4,997)	(5,697)	(14,111)	(21,099)
Free cash flow [Continuing operations]	$(60,522)	$224,679	$234,680	$1,138,435

	Forecast
	Three Months Ending November 30, 2021
(Amounts in millions, except per share amounts)	Low	High
Net income	$38	$106
Transaction-related and integration expenses(4)	119	99
Amortization of intangibles	110	90
Share-based compensation	7	7
Purchase accounting adjustments(3)	35	25
Income taxes related to the above(1)	(68)	(55)
Non-GAAP net income	$242	$272

Diluted EPS(2)	$0.39	$1.09
Transaction-related and integration expenses(4)	1.23	1.02
Amortization of intangibles	1.14	0.93
Share-based compensation	0.07	0.07
Purchase accounting adjustments(3)	0.36	0.26
Income taxes related to the above(1)	(0.70)	(0.57)
Non-GAAP diluted EPS	$2.50	$2.80

(1) The tax effect of taxable and deductible non-GAAP adjustments was calculated using the effective year-to-date tax rate during the respective periods.

(2) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For purposes of calculating Diluted EPS, income from continuing operations allocated to participating securities was approximately 1.2% of income from continuing operations for both the three and nine months ended August 31, 2021, and approximately 1.1% and 1.2% for the three and nine months ended August 31, 2020, respectively. Net income allocable to participating securities is estimated to be approximately 0.8% of the forecast Net income for the three months ending November 30, 2021.

(3) Purchase accounting adjustments are primarily related to certain consideration received from vendors.

(4) Includes amounts recorded in selling, general and administrative expenses and interest expense and finance charges, net.

SYNNEX Corporation

Calculation of Financial Metrics

(currency in thousands)

(Amounts may not add or compute due to rounding)

Return on Invested Capital ("ROIC")

	August 31, 2021	August 31, 2020
ROIC
Operating income (trailing fiscal four quarters)	$638,233	$487,796
Income taxes on operating income(1)	(162,054)	(97,475)
Operating income after taxes	$476,179	$390,321

Total invested capital comprising equity and borrowings, less surplus cash (last five quarters average)(2)	$2,718,666	$3,126,766

ROIC	17.5%	12.5%

Adjusted ROIC
Non-GAAP operating income (trailing fiscal four quarters)	$714,785	$543,686
Income taxes on Non-GAAP operating income(1)	(184,081)	(114,812)
Non-GAAP operating income after taxes	$530,704	$428,874

Total invested capital comprising equity and borrowings, less surplus cash (last five quarters average)(2)	$2,718,666	$3,126,766
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	167,660	118,923
Total Non-GAAP invested capital (last five quarters average)(2)	$2,886,326	$3,245,689

Adjusted ROIC	18.4%	13.2%

(1) Income taxes on GAAP operating income was calculated using the effective year-to-date tax rates during the respective periods. Income taxes on non-GAAP operating income was calculated by excluding the tax effect of taxable and deductible non-GAAP adjustments using the effective year-to-date tax rate during the respective periods.

(2) Invested capital for the fiscal quarters preceding the quarter ended February 28, 2021 are based on pro forma presentation to reflect the separation of the Company’s erstwhile Concentrix reportable segment into an independent public company on December 1, 2020.

Debt to Adjusted EBITDA leverage ratio

		August 31, 2021	August 31, 2020
Total borrowings, excluding book overdraft(1)	(a)	$4,024,729	$1,654,108
Less: cash and cash equivalents(1)	(b)	4,050,364	1,347,650
Net debt / (Net cash)	(c)=(a)-(b)	$(25,635)	$306,458
Trailing four quarters Adjusted EBITDA	(d)	$741,981	$571,542
Debt to Adjusted EBITDA leverage ratio	(e)=(a)/(d)	5.4	2.9
Net debt to Adjusted EBITDA leverage ratio	(f)=(c)/(d)	—	0.5

(1) Borrowings and cash and cash equivalents as of August 31, 2020 are based on pro forma presentation to reflect the separation of the Company’s erstwhile Concentrix reportable segment into an independent public company on December 1, 2020.

SYNNEX Corporation

Calculation of Financial Metrics

(currency in thousands)

(Amounts may not add or compute due to rounding)

(continued)

Cash Conversion Cycle

		Three Months Ended
		August 31, 2021	August 31, 2020
Days sales outstanding
Revenue	(a)	$5,207,064	$5,306,361
Accounts receivable, net(1)	(b)	2,229,640	2,640,879
Days sales outstanding	(c) = (b)/((a)/the number of days during the period)	39	46

Days inventory outstanding
Cost of revenue	(d)	$4,894,442	$5,008,881
Inventories(1)	(e)	2,866,212	2,832,607
Days inventory outstanding	(f) = (e)/((d)/the number of days during the period)	54	52

Days payable outstanding
Cost of revenue	(g)	$4,894,442	$5,008,881
Accounts payable(1)	(h)	3,222,284	3,537,419
Days payable outstanding	(i) = (h)/((g)/the number of days during the period)	61	65

Cash conversion cycle	(j) = (c)+(f)-(i)	32	33

(1) Accounts receivable, inventories and accounts payable as of August 31, 2020 are based on pro forma presentation to reflect the separation of the Company’s prior Concentrix reportable segment into an independent public company on December 1, 2020.